Exhibit 21

Jefferies & Company, Inc.
520 Madison Avenue
New York, NY 10022

February 15, 2011

To Dice Holdings, Inc. and the persons and entities listed on Annex A hereto:

Reference is made to the lock-up agreements dated December 3, 2010 (the “Lock-up Agreements”) of the persons or entities listed on Annex A hereto (the “Dice Related Persons”) and the sale restrictions applicable to Dice Holdings, Inc. (the “Company”) pursuant to Section 5(k) of the Underwriting Agreement, dated December 9, 2010 (the “Company Sale Restrictions”). Terms used herein but not defined herein shall have the meaning set forth in the Lock-up Agreements.

The undersigned hereby waives the provisions of the Lock-up Agreements and the Company Sale Restrictions to the extent necessary to permit the proposed public offer, issuance and sale of Securities currently contemplated to be led by Jefferies & Company, Inc. (including the purchase of shares of common stock from certain members of management and directors described in the prospectus supplement relating to the public offering). This waiver is limited to, and is only effective for, the public offering described here, and shall not obligate Jefferies & Company, Inc. to agree to any consents, waivers or releases in the future. This waiver letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Jefferies & Company, Inc,

By.	/s/ Ashley Delp
	Name:	Ashley Delp
	Title:	Managing Director

Accepted and agreed to on this 15th day of February 2011

Dice Holdings, Inc.

By:	/s/ Michael P. Durney
	Name:	Michael P. Durney
	Title:	Senior Vice President, Finance and Chief Financial Officer

ANNEX A

Directors and Officers of the Company

John W. Barter
John P.R. Benson
Brian P. Campbell
Michael P. Durney
David Gordon
Paul Melde
Scot W. Melland
Constance Melrose
Thomas Silver
William W. Wyman
H. Raymond Bingham
Peter R. Ezersky
David C. Hodgson

Selling Stockholders of the Company

General Atlantic Partners 79, L.P.
General Atlantic Partners 84, L.P.
GAP Coinvestments CDA, L.P.
GapStar, LLC
GAP- W, Holdings, L.P.
GAP Coinvestments III, LLC
GAP Coinvestments IV, LLC
GAPCO GmbH& Co., KG
Quadrangle GP Investors II LP
Quadrangle Capital Partners II LP
Quadrangle Select Partners II LP
Quadrangle Capital Partners II-A LP